Exhibit 99.1

Vail Resorts to Acquire Peak Resorts, Owner of 17 U.S. Ski Areas

BROOMFIELD, Colo.-July 22, 2019-Vail Resorts, Inc. (NYSE: MTN) today announced it has entered into a definitive merger agreement to acquire 100 percent of the outstanding stock of Peak Resorts, Inc. (NASDAQ: SKIS) at a purchase price of $11.00 per share, subject to certain conditions, including regulatory review and Peak Resorts’ shareholder approval.

Through the acquisition, Vail Resorts will add 17 U.S. ski areas to its network of world-class resorts. Located near major metropolitan areas, including New York, Boston, Washington, D.C., Baltimore, Philadelphia, Cleveland, Columbus, St. Louis, Kansas City and Louisville, the resorts include:

•	Mount Snow in Vermont

•	Hunter Mountain in New York

•	Attitash Mountain Resort, Wildcat Mountain and Crotched Mountain in New Hampshire

•	Liberty Mountain Resort, Roundtop Mountain Resort, Whitetail Resort, Jack Frost and Big Boulder in Pennsylvania

•	Alpine Valley, Boston Mills, Brandywine and Mad River Mountain in Ohio

•	Hidden Valley and Snow Creek in Missouri

•	Paoli Peaks in Indiana

“We are incredibly excited to have the opportunity to add such a powerful network of ski areas to our Company,” said Rob Katz, chairman and chief executive officer of Vail Resorts. “Peak Resorts’ ski areas in the Northeast are a perfect complement to our existing resorts and together will provide a very compelling offering to our guests in New York and Boston. With this acquisition, we are also able to make a much stronger connection to guests in critical cities in the Mid-Atlantic and Midwest and build on the success we have already seen with our strategy in Chicago, Minneapolis and Detroit. The acquisition fully embodies our philosophy of Epic for Everyone, making skiing and riding more accessible to guests across the U.S. and around the world.”

“The ski areas within the Peak Resorts portfolio exemplify the spirit of our sport as well as our Company’s mission to provide an Experience of a Lifetime to guests,” Katz continued. “We’re thrilled to welcome the resorts and their employees into the Vail Resorts family and invest in their continued success.”

“Vail Resorts has a proven track record of celebrating the unique identity of its resorts, while continually investing in the guest and employee experience. For this reason, we are confident that our resorts and employees will continue to thrive within the Vail Resorts network,” said Timothy Boyd, president and chief executive officer of Peak Resorts. “We are very proud of our track record over the last two decades in building the breadth, quality and accessibility of our resorts. We are thrilled that our guests will now have access to some of the world’s most renowned resorts.”

When the transaction closes, the 2019-20 Epic Pass, Epic Local Pass and Military Epic Pass will include unlimited and unrestricted access to the 17 Peak Resorts ski areas. Guests with an Epic Day Pass will also be able to access the new ski areas as a part of the total number of days purchased. For the 2019-20 season, Vail Resorts will honor and continue to sell all Peak Resorts pass products, and Peak Resorts’ pass holders will have the option to upgrade to an Epic Pass or Epic Local Pass, following closing of the transaction.

Additional Transaction Details

The aggregate purchase price for all Peak Resorts common stock is estimated to be approximately $264 million (calculated on a treasury method basis), which Vail Resorts intends to finance through a combination of cash on hand, its existing revolver facility and an expansion of its existing credit facility. In addition, Vail Resorts will be assuming or refinancing Peak Resorts’ outstanding debt.

The acquisition is expected to generate incremental annual EBITDA of approximately $60 million in Vail Resorts’ fiscal year ending July 31, 2021, the first fiscal year with the full benefit of the synergies of the acquisition, with additional revenue upside in future years. Synergies are expected to come from additional revenue across the Vail Resorts network of resorts and cost reductions from the elimination of certain duplicative administrative functions and greater efficiencies brought by Vail Resorts’ size and scale. Vail Resorts’ annual ongoing capital expenditures are expected to increase by $10 million to support the addition of the Peak Resorts ski areas. After closing of the transaction, Vail Resorts plans to invest approximately $15 million over the next two years in one-time capital spending to elevate the guest experience at these resorts.

The transaction was approved by both companies’ Boards of Directors, and the Peak Resorts Board of Directors also recommends that Peak Resorts’ shareholders approve the transaction.

The transaction is expected to close this fall. The parties expect operations at all Peak Resorts ski areas to continue in the ordinary course of business. Upon closing, Vail Resorts plans to retain the vast majority of each resort’s employees.

Pass Access Details

Vail Resorts is currently offering the following benefits for 2019-20 Epic Pass, Epic Local Pass, Military Epic Pass and Epic Day Pass holders. Access to the 17 Peak Resorts ski areas is subject to closing of the transaction:

•	Epic Pass™: For $939 for adults and $489 for children (ages five to 12), the Epic Pass offers the following access and benefits:

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Unlimited, unrestricted access to: Whistler Blackcomb, Vail, Beaver Creek, Breckenridge, Keystone, Crested Butte, Park City, Heavenly, Northstar, Kirkwood, Stowe, Okemo, Mount Snow, Mount Sunapee, Attitash, Wildcat, Crotched, Hunter, Liberty, Roundtop, Whitetail, Jack Frost, Big Boulder, Stevens Pass, Alpine Valley, Boston Mills, Brandywine, Mad River, Hidden Valley, Snow Creek, Paoli Peaks, Afton Alps, Mt. Brighton, and Wilmot in North America. The Epic Pass also includes access to Perisher, Falls Creek, and Hotham in Australia.

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Limited access to partner resorts, including: seven days at each of Telluride, Sun Valley, Snowbasin, and the Resorts of the Canadian Rockies; five consecutive days at Hakuba Valley, Japan’s ten ski resorts; five consecutive days at Japan’s Rusutsu Resort. The Epic Pass also grants limited access to Les 3 Vallées in France; 4 Vallées in Switzerland; and Skirama Dolomiti in Italy.

◦	Discounted Tickets: Six “Ski With A Friend” discounted tickets.

•	Epic Local Pass™: For $699 for adults, $569 for teens (ages 13 to 18) and $369 for children (ages five to 12), the Epic Local Pass offers the following access and benefits:

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Unlimited, unrestricted access to: Breckenridge, Keystone, Crested Butte, Okemo, Mount Snow, Mount Sunapee, Attitash, Wildcat, Crotched, Hunter, Liberty, Roundtop, Whitetail, Jack Frost, Big Boulder, Stevens Pass, Alpine Valley, Boston Mills, Brandywine, Mad River, Hidden Valley, Snow Creek, Paoli Peaks, Afton Alps, Mt. Brighton, and Wilmot.

◦	Unlimited access with holiday restrictions to: Park City, Heavenly, Northstar, Kirkwood, and Stowe.

◦	10 total days combined (with holiday restrictions) at: Vail, Beaver Creek, and Whistler Blackcomb.

◦	Limited access to partner resorts, including: two days (with limited holiday restrictions) at Sun Valley; two days (with limited holiday restrictions) at Snowbasin; and five total consecutive days with no blackout dates at Hakuba Valley’s ten ski resorts in Japan; and five total consecutive days with no blackout dates at Rusutsu Resort.

◦	Discounted Tickets: Six “Ski With A Friend” discounted tickets.

•	Military Epic Pass™: For $129 for Active and Retired Military and their dependents and $529 for Veteran Military and their dependents, the Military Epic Pass offers the following access:

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Unlimited, unrestricted access to: Whistler Blackcomb, Vail, Beaver Creek, Breckenridge, Keystone, Crested Butte, Park City, Heavenly, Northstar, Kirkwood, Stowe, Okemo, Mount Snow, Mount Sunapee, Attitash, Wildcat, Crotched, Hunter, Liberty, Roundtop, Whitetail, Jack Frost, Big Boulder, Stevens Pass, Alpine Valley, Boston Mills, Brandywine, Mad River, Hidden Valley, Snow Creek, Paoli Peaks, Afton Alps, Mt. Brighton, and Wilmot in North America. The Military Epic Pass also includes access to Perisher, Falls Creek, and Hotham in Australia.

•	Epic Day Pass: Announced earlier this year as a part of Epic for Everyone, the Epic Day Pass provides unprecedented flexibility and season pass discounts to guests skiing as little as one day.

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With the customizable pass, guests can unlock discounts of up to 50 percent off lift ticket window prices by selecting the number of days they plan to ski or ride - from one day to seven days - and whether or not to add holiday access.

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Guests can use the pass at any of the Company's North American owned resorts, including Whistler Blackcomb, Vail, Beaver Creek, Breckenridge, Keystone, Crested Butte, Park City, and more. Those purchasing four or more days will also get access to Telluride, Sun Valley, Snowbasin, and Resorts of the Canadian Rockies as part of the total number of days purchased. The Epic Day Pass will also provide access to the 17 new resorts, subject to close of the transaction.

About Vail Resorts, Inc. (NYSE: MTN)
Vail Resorts, Inc., through its subsidiaries, is the leading global mountain resort operator. Vail Resorts’ subsidiaries operate 17 world-class mountain resorts and three urban ski areas, including Vail, Beaver Creek, Breckenridge, Keystone and Crested Butte in Colorado; Park City in Utah; Heavenly, Northstar and Kirkwood in the Lake Tahoe area of California and Nevada; Whistler Blackcomb in British Columbia, Canada; Perisher, Falls Creek and Hotham in Australia; Stowe and Okemo in Vermont; Mt. Sunapee in New Hampshire; Stevens Pass in Washington; Wilmot Mountain in Wisconsin; Afton Alps in Minnesota and Mt. Brighton in Michigan. Vail Resorts owns and/or manages a collection of casually elegant hotels under the RockResorts brand, as well as the Grand Teton Lodge Company in Jackson Hole, Wyo. Vail Resorts Development Company is the real estate planning and development subsidiary of Vail Resorts, Inc. Vail Resorts is a publicly held company traded on the New York Stock Exchange (NYSE: MTN). The Vail Resorts company website is www.vailresorts.com and consumer website is www.snow.com.

About Peak Resorts, Inc. (NASDAQ: SKIS)
Headquartered in Missouri, Peak Resorts is a leading owner and operator of high-quality, individually branded ski resorts in the U.S. The Company operates 17 ski resorts primarily located in the Northeast, Mid-Atlantic and Midwest, 16 of which are company owned.

The majority of the resorts are located within 100 miles of major metropolitan markets, including New York City, Boston, Philadelphia, Baltimore, Washington D.C., Cleveland, Kansas City and St. Louis, enabling day and overnight drive accessibility. The resorts under the company's umbrella offer a breadth of activities, services and amenities, including skiing, snowboarding, terrain parks, tubing, dining, lodging, equipment rentals and sales, ski and snowboard instruction, and mountain biking, golf and other summer activities. To learn more, visit the Company’s website at ir.peakresorts.com or follow Peak Resorts on Facebook for resort updates.

Investor Relations, Bo Heitz, (303) 404-1800, InvestorRelations@vailresorts.com
Media Relations, Sara Olson, (303) 404-6497, solson1@vailresorts.com

Forward-Looking Statements
Certain statements discussed in this press release, other than statements of historical information, constitute forward-looking statements within the meaning of the federal securities laws, including the expected timing of completion of the proposed transaction, the expected investments in the 17 resorts over the next two years, the expected increase in annual capital expenditures and the expected incremental annual EBITDA the acquisition is expected to generate. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. As it relates to the proposed transaction, the parties may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the failure to obtain shareholder approval or the failure to satisfy the closing conditions, (3) risks related to disruption of the attention of Vail Resorts’ and Peak Resorts’ management from their respective ongoing business operations due to the proposed transaction, and (4) the effect of the announcement of the proposed transaction on the ability of each party to retain and hire key personnel and maintain relationships with resort patrons, its suppliers, operating results and business generally. Other risks and uncertainties related to the business of Vail Resorts and Peak Resorts, on a combined basis, include but are not limited to prolonged weakness in general economic conditions, including adverse effects on the overall travel and leisure related industries; unfavorable weather conditions or the impact of natural disasters; risks related to our reliance on information technology, including our failure to maintain the integrity of our customer or employee data; risks related to cyber-attacks; willingness of our guests to travel due to terrorism, the uncertainty of military conflicts or outbreaks of contagious diseases, and the cost and availability of travel options and changing consumer preferences; the seasonality of our business combined with adverse events that occur during our peak operating periods; competition in our mountain and lodging businesses; high fixed cost structure of our business; our ability to fund resort capital expenditures; risks related to a disruption in our water supply that would impact our snowmaking capabilities and operations; our reliance on government permits or approvals for our use of public land or to make operational and capital improvements; risks associated with obtaining governmental or third party approvals; risks related to federal, state, local and foreign government laws, rules and regulations; risks related to changes in security and privacy laws and regulations which could increase our operating costs and adversely affect our ability to market our products and services effectively; our ability to hire and retain a sufficient seasonal workforce; risks related to our workforce, including increased labor costs; loss of key personnel; adverse consequences of current or future legal claims; a deterioration in the quality or reputation of our brands, including our ability to protect our intellectual property and the risk of accidents at our mountain resorts; our ability to successfully integrate acquired businesses, or that acquired businesses may fail to perform in accordance with expectations, including Triple Peaks, Stevens Pass, Falls Creek, Hotham, the resorts owned by Peak Resorts or future acquisitions; our ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, with respect to acquired businesses; risks associated with international operations; fluctuations in foreign currency exchange rates where the Company has foreign currency exposure, primarily the Canadian and Australian dollars; changes in accounting judgments and estimates, accounting principles, policies or guidelines or adverse determinations by taxing authorities; risks associated with uncertainty of the impact of recently enacted tax reform legislation in the United States; a materially adverse change in our financial condition; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2018, which was filed on September 28, 2018.

All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.

Additional Information and Where to Find It
Peak Resorts intends to file with the Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the merger. The definitive proxy statement will be sent or given to the shareholders of Peak Resorts. Before making any voting or investment decision with respect to the merger, investors and shareholders of Peak Resorts are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Peak Resorts with the Securities and Exchange Commission, may be obtained free of charge at the Securities and Exchange Commission’s website, at www.sec.gov.

Participants in the Solicitation
Peak Resorts and Vail Resorts and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Peak Resorts shareholders in connection with the merger. Information about Vail Resorts’ directors and executive officers is set forth in Vail Resorts’ 2018 proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 22, 2018 and its Annual Report on Form 10-K for the year ended July 31, 2018, filed on September 28, 2018, respectively. Information about Peak Resorts’ directors and executive officers is set forth in its 2018 proxy statement on Schedule 14A filed with the Securities and Exchange Commission on August 28, 2018 and its Annual Report on Form 10-K for the year ended April 30, 2019, filed on June 28, 2019. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that Peak Resorts intends to file with the
Securities and Exchange Commission.